Exhibit 107.1

Calculation of Filing Fee Tables

424(h)

(Form Type)

Santander Drive Auto Receivables LLC

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of Registrant: 0001383094

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Asset-Backed Notes	457(s)(1)	(1)	100%	(1)	(1)	(1)

Fees to Be Paid	Other	Grantor Trust Certificate(2)	457(t)(2)	(2)	100%	(2)	(2)	(2)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Asset-Backed Securities	Asset-Backed Notes	415(a)(6)(3)	$12,578,772.05		$12,578,772.05			SF-3	333-261901	01/05/2022	$1,925.81

	Total Offering Amounts(1)					$12,578,772.05(1)		(1)

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							(1)

(1)

The registrant is registering an unspecified amount of Asset-Backed Notes as may from time to time be offered at unspecified prices and is deferring payment of all of the registration fees for any such Asset-Backed Notes in accordance with Rule 456(c) and Rule 457(s) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act.

(2)

Each grantor trust certificate (each, a “Grantor Trust Certificate”) will be issued by a grantor trust formed by the applicable issuing entity and held by such issuing entity. The Grantor Trust Certificate is not being offered to investors hereunder. No registration fee is required to be paid in connection with registration of each Grantor Trust Certificate in accordance with Rule 457(t) of the Securities Act.

(3)

The Registrant previously filed with the Securities and Exchange Commission a Registration Statement on Form SF-3 (Registration No. 333-261901) (as amended, the “Prior Registration Statement”), which was declared effective on January 5, 2022. As of the date of filing of this registration statement (the “Subject Registration Statement”), there are $12,578,772.05 aggregate amount of unsold Asset-Backed Securities under the Prior Registration Statement (the “Unsold Securities”). Pursuant to Rule 415(a)(6) of the Securities Act of 1933, the registrant is including in the Subject Registration Statement the Unsold Securities. In the event that any portion of the Unsold Securities are sold under the Prior Registration Statement during the period described in Rule 415(a)(5) of the Securities Act of 1933, the Registrant will file an amendment to this Registration Statement prior to the date that this Registration Statement becomes effective to reflect the amount of Unsold Securities remaining after giving effect to any such sales.